Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Form S-8 Registration Statement of common stock associated with the 2013 Stock Incentive Plan of MVB Financial Corp. of our report dated March 15, 2013, relating to the consolidated financial statements of MVB Financial Corp. as of December 31, 2012 and 2011.

/s/ S R Snodgrass, A.C.

Wheeling, West Virginia
June 20, 2013

S. R. Snodgrass, A.C. • 980 National Road • Wheeling, West Virginia 26003-6400 • Phone: (304) 233-5030 • Facsimile: (304) 233-3062